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                                                                    EXHIBIT 99.1


SALTON REPORTS THIRD QUARTER RESULTS

LAKE FOREST, Ill.--(BUSINESS WIRE)----Salton, Inc. (NYSE: SFP) announced today its results for the third fiscal quarter ended April 2, 2005. The Company reported net sales of $203.4 million for the quarter versus $191.4 million for the same period in fiscal 2004. The increase in net sales was due primarily to a $3.3 million domestic sales increase, led primarily by an increase in the sale of George Foreman branded products and an $8.7 million increase in foreign sales driven primarily by increases in Amalgamated Appliances. The foreign sales increases include $7.8 million of foreign currency related gains.

Salton reported a net loss for the third quarter of fiscal 2005 of $22.5 million, or $(1.98) per share, versus a net loss of $58.0 million or $(5.14) per share for the third quarter of fiscal 2004. Included in the third quarter of fiscal 2005 was depreciation of $3.8 million, amortization of $1.9 million, a restructuring charge of $287,000 and an impairment charge on intangible assets of $243,000. This compares to the third quarter of fiscal 2004, which included an impairment loss on intangible assets of $34.3 million, depreciation of $4.9 million and amortization of $1.2 million.

Gross profit margins in the third fiscal quarter of 2005 were 20.0% of net sales, compared to 20.2% of net sales in the third fiscal quarter of 2004. The gross profit was impacted by lower gross margins domestically, principally as a result of higher materials costs and inventory reduction efforts. Selling, general and administrative expense declined by $11.0 million. This decline was driven by an $18 million domestic reduction, primarily as a result of the Company's domestic cost reduction initiatives, and was partially offset by a $4.2 million increase in selling, general and administrative costs to expand sales into Spain, Italy and Germany and $1.6 million of increases from foreign currency impacts.

For the nine months ended April 2, 2005, the Company reported net sales of $854.5 million, compared to $827 million for the first nine months of fiscal 2004. This increase was primarily the result of foreign sales increases of $73.5 million, which includes $38.5 million of foreign currency fluctuation gain, substantially offset by decreases in the domestic market from the first half of 2005. Gross profit of 23.8% in fiscal 2005 compared to gross profit of 27.3% for the same period in 2004. The decline in gross profit from the year earlier period was a result of lower gross margins domestically, principally as a result of higher materials costs and inventory reduction efforts and a higher volume of AMAP electronics sales, which carry lower margins. Selling, general and administrative expenses declined from $210.6 million in fiscal 2004 to $187.9 million in fiscal 2005 due to the Company's cost reduction initiatives in the domestic market and lower variable costs associated with lower domestic sales.

For the nine months ended April 2, 2005, the Company reported a net loss of $23.0 million, or $(2.02) per share, versus a nine month fiscal 2004 loss of $44.9 million, or $(4.01) per share. Included in the nine months ended April 2, 2005, was depreciation of



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$12.0 million, amortization of $5.9 million, restructuring charges of $1.1 million and an impairment charge of $243,000. This compares to the nine months of fiscal 2004, which includes depreciation of $13.5 million, amortization of $3.5 million and an intangible asset impairment charge of $34.3 million.

At the end of the March, 2005 third quarter, the Company was not in compliance with the financial covenants under its revolving credit agreement. It sought and received an amendment to the consolidated fixed charge coverage ratio contained in the senior secured credit revolving facility for the fiscal month ended April 2, 2005, and has reset financial covenant ratios going forward. Additional details on the amendment will be available on the Company's Form 10-Q for the period ended April 2, 2005.

Salton announced today that it has initiated a second cost reduction program, where it expects to remove an additional $25 million in costs from its domestic operations. The Company projects that $15 million of these cost savings will be realized in fiscal year 2006 and $10 million will be realized in fiscal year 2007. The cost savings will principally come from a rationalization of operations, brands and SKU's and the costs related to them. The Company had previously announced and is ahead of schedule to achieve $40 million in cost reductions from its U.S. operations.

"While our restructuring activities have improved our operating results, we continue to face margin pressure in the domestic market," said Leonhard Dreimann, Chief Executive Officer of Salton, Inc. "Higher raw materials and energy costs have increased the cost of our goods and caused a lower level of profitability in the U.S. We have no choice but to ultimately pass along most of these costs to our customers in the coming months. However, Salton, and many of its peers, continues to have relatively high levels of inventory, making it difficult to aggressively raise prices. The new line of George Foreman grills, the Next Grilleration, has been a popular item, and we have already had to place many retailers on allocation for the G5 line of grills. Many of the new markets we have entered, such as Spain, Brazil and Mexico have begun to positively contribute to our growth. Sales at AMAP continue to reach record levels. We have also implemented another series of cost reduction initiatives in the U.S. designed to make us more competitive. We believe that we can continue to reduce costs meaningfully, without materially impacting our sales."

"We are currently pursuing and having discussions concerning various strategic options to raise funds required to repay the $125 million of bonds maturing at the end of this calendar year," said William Rue, Salton, Inc.'s President. "This remains a priority for the Company. These actions and options include, among others, incurring additional debt, issuing new debt or securities or sales of brands, assets or businesses."

Business Outlook:

"We continue to focus on growing sales through innovative products like the new George Foreman line of grills, expanding internationally into growth markets and increasing pricing to reflect the higher level of commodity prices," said Mr. Dreimann. "Because of



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previous investments, Salton is well diversified today, generating more than half of its revenue internationally. We continue to see results in areas such as South Africa, Europe, Australia and Brazil. We also realize that the U.S. market remains highly competitive, and we are committed to reducing costs to a level that will sustain profitability even at reduced sales volumes. However, the U.S. housewares industry market continues to remain soft. Even so, we will continue to balance international investments with rigorous domestic expense management. Salton remains committed to improving liquidity, stabilizing operations and returning to profitability."

Leonhard Dreimann, Chief Executive Officer, William Rue, President and Chief Operating Officer and David Mulder, Executive Vice President, Chief Administrative Officer and Senior Financial Officer will host the call. The Company's management team will make a presentation on the financial results, but will not take questions on the conference call. Interested participants should call (800) 968-9265 when calling within the United States or (706) 679-3061 when calling internationally. Please reference Conference I.D. Number 6160715. There will be a playback available, beginning at 10 pm eastern time today, until midnight, June 12, 2005. To listen to the playback, please call (800) 642-1687 when calling within the United States or (706) 645-9291 when calling internationally. Please use pass code 6160715 for the replay.

This call is being webcast and can be accessed at Salton's Web site at www.saltoninc.com until June 12, 2005. The conference call can be found under the subheadings, "Stock Quotes" and then "Audio Archives."

About Salton, Inc.

Salton, Inc. is a leading designer, marketer and distributor of branded, high quality small appliances, electronics, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, tabletop products, time products, lighting products, picture frames and personal care and wellness products. The company sells its products under a portfolio of well recognized brand names such as Salton(R), George Foreman(R), Westinghouse(TM), Toastmaster(R), Melitta(R), Russell Hobbs(R), Farberware(R), Ingraham(R) and Stiffel(R). It believes its strong market position results from its well-known brand names, high quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.

Certain matters discussed in this news release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: Salton's ability to refinance $125 million, 10 3/4% Subordinated Notes due December 15, 2005, Salton's ability to realize the benefits it expects from its U.S. restructuring plan; Salton's substantial indebtedness and restrictive covenants in Salton's debt instruments; Salton's ability to access the capital markets on attractive terms or at all; Salton's relationship and contractual arrangements with key customers, suppliers and licensors; pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of Salton's products; dependence on foreign


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suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in Salton's Securities and Exchange Commission Filings.

Contact: Ken Sgro, CEOcast, Inc. for Salton at (212) 732-4300x224


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                                   SALTON, INC
                         CONSOLIDATED INCOME STATEMENTS
                             (Dollars in Thousands)
                                   (unaudited)

                                                                   13 WEEKS ENDED                      39 WEEKS ENDED

                                                              APRIL 2,          MAR 27,           APRIL 2,          MAR 27,
                                                                2005              2004              2005              2004
                                                            ------------      ------------      ------------      ------------

NET SALES                                                   $    203,365      $    191,376      $    854,476      $    827,018
Cost of Sales                                                    146,959           135,971           597,899           546,601
Total Distribution Expense                                        15,833            16,813            52,931            54,264
                                                            ------------      ------------      ------------      ------------
GROSS PROFIT                                                      40,573            38,592           203,646           226,153
Total Selling, General & Administrative                           57,333            68,300           187,882           210,607
Intangible Loss on Goodwill and Intangible Assets                    243            34,324               243            34,324
Restructuring Costs                                                  287                 0             1,077                 0
                                                            ------------      ------------      ------------      ------------
OPERATING INCOME                                                 (17,290)          (64,032)           14,444           (18,778)
Interest Expense                                                  13,400             9,783            40,245            29,794
                                                            ------------      ------------      ------------      ------------
INCOME BEFORE TAXES                                              (30,690)          (73,815)          (25,801)          (48,572)
Income Taxes                                                      (8,908)          (16,588)           (7,222)           (8,296)
Minority Interest, Net of Tax                                        748               790             4,381             4,654
                                                            ------------      ------------      ------------      ------------
NET INCOME (LOSS)                                           ($    22,530)     ($    58,017)     ($    22,960)     ($    44,930)
                                                            ============      ============      ============      ============

WEIGHTED AVG COMMON SHARES OUTSTANDING                        11,376,297        11,276,572        11,373,127        11,217,907
WEIGHTED AVG COMMON & COMMON EQUIV SHARE                      11,376,297        11,276,572        11,373,127        11,217,907

NET INCOME(LOSS) PER COMMON SHARE: BASIC                           (1.98)            (5.14)            (2.02)            (4.01)
NET INCOME(LOSS) PER COMMON SHARE: DILUTED                         (1.98)            (5.14)            (2.02)            (4.01)


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                                  SALTON, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                    UNAUDITED

ASSETS                                                                    4/2/05            7/3/04
CURRENT ASSETS:
   Cash                                                                $     15,027      $     43,217
   Compensating balances on deposit                                          34,194            34,000
   Accounts Receivable, less allowance:                                     179,378           180,391
     2005 - $16,287; 2004 - $15,839
   Inventories                                                              271,743           253,627
   Prepaid expenses and other current assets                                 20,719            21,267
   Deferred income taxes                                                     20,139            25,742
                                                                       ------------      ------------
       TOTAL CURRENT ASSETS                                                 541,200           558,244

 Net Property, Plant and Equipment                                           60,317            81,152

Tradenames                                                                  185,691           184,421
Non-current deferred tax asset                                               34,991            18,007
Other assets                                                                 12,882            15,516
                                                                       ------------      ------------
TOTAL ASSETS                                                           $    835,081      $    857,340
                                                                       ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Revolving line of credit and other current debt                     $     73,200      $     48,667
   Senior subordinated notes due 2005 - current                             125,000                 0
   Accounts payable                                                          90,845           137,671
   Accrued expenses                                                          71,336            56,997
   Income Taxes Payable                                                      11,283             8,805
                                                                       ------------      ------------
       TOTAL CURRENT LIABILITIES                                            371,664           252,140

Non-current deferred income taxes                                             5,802             6,418
Term loan and other notes payable                                           101,957           100,761
Senior subordinated notes due 2005                                                0           125,000
Senior subordinated notes due 2008, including an adjustment
   of $7,702 and $9,581 to the carrying value related to
   interest rate swap agreements, respectively                              156,951           158,642
Other long term liabilities                                                  18,540            17,288
                                                                       ------------      ------------
       TOTAL LIABILITIES                                                    654,914           660,249
Minority Interest                                                            24,662            23,515
STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value; authorized,
     2,000,000 shares; 40,000 shares issued                                       0                 0
   Common stock, $.01 par value; authorized
     40,000,000 shares; issued and outstanding
     2005-11,376,297 shares, 2004-11,370,282 shares                             148               148
   Treasury stock - at cost                                                 (65,793)          (65,793)
   Additional paid-in capital                                                95,757            96,147
   Accumulated other comprehensive income                                    17,947            12,668
   Retained Earnings                                                        107,446           130,406
                                                                       ------------      ------------
       TOTAL STOCKHOLDERS' EQUITY                                           155,505           173,576
                                                                       ------------      ------------
  TOTAL LIABILITIES AND STOCKHOLDER EQUITY                             $    835,081      $    857,340
                                                                       ============      ============